Amendment
Compensation and Employment Agreement

This Amendment (:Amendment") to the Compensation and Employment Agreement by and between Michael Manahan ("Executive") and PracticeXpert, Inc., a Nevada corporation ("Employer"), is entered into as of the 23rd day of April, 2006.

WHEREAS, the parties desire to further amend the Agreement by changing Executive's compensation;

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 3 .1 of the Agreement shall be amended such that Executive's compensation has changed to $85,000.00 per annum for the duration of the contract.

Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EMPLOYER:

PRACTICEXPERT, INC.

By: ______________________
Jonathan Doctor,
Chairman of the Board

EXECUTIVE:

____
MICHAEL MANAHAN